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                                                                    EXHIBIT 99.3

                                    U.S. BANK
                              60 LIVINGSTON AVENUE
                               ST. PAUL, MN 55107

                               RAYOVAC CORPORATION

                            OFFER FOR ALL OUTSTANDING

                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2013

                                 IN EXCHANGE FOR

                    8 1/2% SENIOR SUBORDINATED NOTES DUE 2013

                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED
                  PURSUANT TO THE PROSPECTUS DATED      , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON         , 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE
WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

          We have been appointed by Rayovac Corporation, a Wisconsin corporation, to act as the exchange agent in connection with the offer, referred to as the exchange offer, of Rayovac, to exchange an aggregate principal amount of up to $350,000,000 of its 8 1/2% Senior Subordinated Notes due 2013, referred to as the exchange notes, for a like principal amount of its 8 1/2% Senior Subordinated Notes due 2013, referred to as the original notes, upon the terms
and subject to the conditions set forth in the prospectus dated      , 2003 and
in the related letter of transmittal and the instructions thereto.

          Enclosed herewith are copies of the following documents:

          1.   The prospectus;

          2. The letter of transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding;

          3. A notice of guaranteed delivery to be used to accept the exchange offer with respect to original notes in certificated form or original notes accepted for clearance through the facilities of the Depository Trust Company, or DTC, if (i) certificates for original notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date or (ii) a book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold the original notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer; and

          5. Return envelopes addressed to U.S. Bank National Association, the exchange agent for the exchange offer.

          PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON               , 2003, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR
CLIENTS AS PROMPTLY AS POSSIBLE.

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          Rayovac has not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of the original notes pursuant to the exchange offer. You will be reimbursed by Rayovac for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.

          Additional copies of the enclosed materials may be obtained by contacting the exchange agent as provided in the enclosed letter of transmittal.

                                          Very truly yours,

                                          U.S. BANK NATIONAL ASSOCIATION

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF RAYOVAC CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.